Exhibit 99.1
MDU Resources Announces Appointments to the Board of Directors
Bismarck, ND – August 13, 2025 – MDU Resources Group, Inc. (NYSE: MDU) today announced the election of Charles M. Kelley and Tammy J. Miller to its board of directors, effective Aug. 12, 2025.
Kelley brings more than four decades of experience in the natural gas industry, including a distinguished 25-year career at ONEOK, Inc., where he most recently served as senior vice president of Natural Gas Pipelines. He led strategic growth initiatives and commercial activities for ONEOK’s natural gas pipeline segment, overseeing more than $600 million in capital projects and significantly increasing EBITDA during his tenure. His deep expertise in pipeline development, regulatory strategy, and capital planning is expected to provide valuable insight as MDU Resources’ pipeline subsidiary, WBI Energy, continues to pursue growth opportunities in natural gas transmission and storage.
“I’m honored to join MDU Resources’ board and contribute to the projected growth of its natural gas infrastructure,” said Kelley. “I look forward to supporting the company’s efforts to deliver safe, reliable energy to its customers.”
Miller, a former lieutenant governor of North Dakota, offers a strong combination of executive leadership and public service. She is the former CEO and board chair of Border States, a North Dakota-based electrical distribution company that grew from $485 million to nearly $2.5 billion in annual sales during her tenure. With deep North Dakota roots and a track record of working with utilities and policymakers alike, Miller’s experience aligns well with MDU Resources’ mission and geographic footprint. She currently serves on the board of directors of SkyWater Technology, a publicly traded company, and brings valuable perspectives on public policy, finance, and corporate governance.
Miller commented, “It’s a privilege to serve on the board of a company rooted in North Dakota. I’m excited to help MDU Resources’ mission through my experience in both business and public service.”
In addition to their general responsibilities on the board, Kelley and Miller will each serve on the Audit Committee.
“We’re pleased to welcome Chuck and Tammy to the MDU Resources board,” said Darrel Anderson, chair of the board. “We expect Chuck’s extensive pipeline experience will be a strong asset to our natural gas transmission business, and Tammy’s leadership in both business and government will bring valuable insight as we continue to grow and serve our communities. We look forward to the contributions they will make to our board and our company.”

About MDU Resources Group, Inc.
MDU Resources Group Inc., a member of the S&P SmallCap 600 index, strives to deliver safe, reliable, affordable and environmentally responsible electric utility and natural gas distribution services to more than 1.2 million customers across the Pacific Northwest and Midwest. In addition to its utility operations, the company’s pipeline business operates a more than 3,800-mile natural gas pipeline network and storage system, ensuring reliable energy delivery across the Northern Plains. With a legacy spanning over a century, MDU Resources remains focused on energizing lives for a better tomorrow. For more information about MDU Resources, visit www.mdu.com or contact the investor relations department at investor@mduresources.com.

Investor Contact: Brent Miller, treasurer, 701-530-1730
Media Contact: Byron Pfordte, director of integrated communications, 208-377-6050

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Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the company anticipates will or may occur in the future are based on underlying assumptions (many of which are based, in turn, upon further assumptions), including but not limited to, statements identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts," in each case related to such things as contributions of new directors, growth estimates, stockholder value creation, the company's "CORE" strategy, capital expenditures, financial guidance, trends, objectives, goals, dividend payout ratio targets, strategies and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in the company's filings with the U.S. Securities and Exchange Commission.

While made in good faith, these forward-looking statements are based largely on the company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond the company's control. For additional discussion regarding risks and uncertainties that may affect forward-looking statements, see "Risk Factors" disclosed in the company's most recent Annual Report on Form 10-K, and subsequent filings. Any changes in such assumptions or factors could produce significantly different results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the company undertakes no obligation to update the forward-looking statements, whether as a result of new information, future events, or otherwise.

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